PRESS RELEASE - FOR IMMEDIATE RELEASE

INYX ANNOUNCES ANNUAL MEETING WILL BE AUGUST 24
FOR SHAREHOLDERS OF RECORD AS OF JULY 26

NEW YORK - July 18, 2006 - Inyx, Inc. (OTC BB: IYXI), a specialty pharmaceutical company focused on niche drug delivery technologies and products, announced today its annual meeting of stockholders will be held on August 24, 2006, beginning at 9:00 a.m. EDT. The meeting will be held at The Mark Hotel, Madison Avenue and 77th Street in New York City.

Shareholders of record as of the close of business on July 26, 2006 can vote at the annual meeting. The proxy statement, proxy card and voting instructions, along with the 2005 Annual Report on Form 10 K, are being distributed on or about August 1, 2006.

About Inyx

Inyx, Inc. is a specialty pharmaceutical company with niche drug delivery technologies and products for the treatment of respiratory, allergy, dermatological, topical and cardiovascular conditions. Inyx focuses its expertise on both prescription and over-the-counter pharmaceutical products, and provides specialty pharmaceutical development and production consulting services. In addition, Inyx is developing its own proprietary products. The company’s operations are conducted through several wholly owned subsidiaries: Inyx USA, Ltd., based in Manati, Puerto Rico; Inyx Pharma Ltd. and Inyx Europe Limited, which owns and operates Ashton Pharmaceuticals Ltd., all near Manchester, England; Inyx Canada, Inc. in Toronto; and Exaeris, Inc., based in Exton, Pennsylvania, which conducts Inyx’s marketing and distribution activities. Inyx, Inc.’s corporate offices are in New York City. For more information, please visit: www.inyxgroup.com.

For more information, please contact:

Jay M. Green, Executive Vice President of Inyx, Inc.
212-838-1111   jgreen@inyxgroup.com

Bill Kelly, Vice President Investor Relations of Inyx, Inc.
212-838-1111   bill.kelly@inyxgroup.com

825 Third Avenue, 40th Floor, New York, NY 10022
Telephone: 212-838-1111 / Fax: 212-838-0060
www.inyxgroup.com